Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 2022, relating to the financial statements of Apria, Inc., as incorporated by reference in the Current Report on Form 8-K of Owens & Minor, Inc. filed on March 29, 2022.

/s/ Deloitte & Touche LLP

Costa Mesa, California

May 4, 2022